UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2004, Ampex Corporation announced that it has reached a settlement with Sony Corporation whereby Ampex will withdraw the patent litigation it initiated in July 2004 in the International Trade Commission and in the Federal District Court for the District of Delaware relating to digital still cameras manufactured and sold by Sony. Under the terms of the settlement, Sony will be licensed to manufacture and sell various products, including digital video tape recorders and digital still cameras. In return for a $40.0 million payment, which Ampex expects to receive during its fourth quarter of fiscal 2004, Sony will be permitted to use Ampex patents in any of its products for the period through April 2006. After that time, the licenses provide for running royalties based on sales of certain products that utilize Ampex patents.

A copy of Ampex’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Ampex Corporation dated November 29, 2004.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: November 29, 2004

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EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated November 29, 2004.

*	Filed herewith.

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